POWER OF ATTORNEY

The undersigned, William E. Quirk, hereby authorizes and designates Margaret V. Allinder and Thomas R. Willard, or either of them signing singly (the 'Attorneys in Fact'), to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Tower Properties Company. The authority of the Attorneys in Fact under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Tower Properties Company, unless earlier revoked in writing. The undersigned acknowledges that none of the Attorneys in Fact is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date:  June 25, 2003                                                                           William E. Quirk
                                                                                                           William E. Quirk